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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

                                  July 28, 1999
                Date of Report (Date of earliest event reported)

                              INTIMATE BRANDS, INC.
             (Exact name of registrant as specified in its charter)

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        Delaware                  [         ]                 31-1436998
      (State or other             (Commission                (IRS Employer
       jurisdiction                File no.)               Identification No.)
      of incorporation)

                              Three Limited Parkway
                                  P.O. Box 1600
                               Columbus, OH 43216
                                 (614) 479-6900
                    (Address of principal executive offices)


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Item 5.  Other Events

               INTIMATE BRANDS UNVEILS DIRECT STOCK PURCHASE PLAN
       IBInvest Direct Lets Individual Investors Purchase Shares Directly

        COLUMBUS, OHIO, July 28, 1999 - Intimate Brands, Inc. [NYSE: IBI]-- the leading specialty retailer through the world-famous Victoria's Secret and Bath & Body Works brands-- today unveiled IBInvest Direct, the company's new online direct stock purchase plan. IBInvest Direct was established to provide current shareholders and potential investors with a convenient method for purchasing Intimate Brands common stock. IBInvest Direct can be accessed through the Internet at www.IntimateBrands.com.

        IBInvest Direct enables investors to easily buy new shares, reinvest dividends and give gifts of Intimate Brands shares directly through the plan administrator, First Chicago Trust / EquiServe. Additionally, plan participants also may establish an IRA that invests in Intimate Brands stock.

        The plan reduces the traditional costs of investing by eliminating the need to establish accounts with a third party, and allows individual investors to increase ownership by automatically reinvesting cash dividends. Individuals may begin participation in the plan with an initial minimum investment of $500 or five installments of $100. Participants may make ongoing purchases with investments as low as $100 per transaction or as much as $250,000 per year.

        "IBInvest Direct demonstrates our commitment to individual investors by providing them with the tools to purchase Intimate Brands stock directly and benefit from the success and growth of the Victoria's Secret and Bath & Body Works brands," said Debbie Mitchell, Intimate Brands Vice President Investor Relations & Communications. "We are dedicated to superior customer service, and IBInvest Direct is another way of treating our investors like customers."

        Interested investors may access plan information and enrollment forms at www.IntimateBrands.com or call First Chicago Trust / EquiServe toll free at 1-800-955-4745.

        Individuals holding Intimate Brands shares in brokerage accounts should contact First Chicago Trust / EquiServe or visit the Intimate Brands Web site. This notice is not an offer to sell, nor a solicitation of an offer to buy, any securities. Offers and sales of Intimate Brands shares through IBInvest Direct will be made only by a prospectus available from First Chicago Trust / EquiServe


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and only through licensed broker dealers in jurisdictions where required by applicable securities laws.

        Intimate Brands, Inc. (NYSE: IBI) is the leading specialty retailer of intimate apparel, beauty and personal care products through the Victoria's Secret and Bath & Body Works brands. Victoria's Secret products are available through over 850 lingerie and beauty stores, the Victoria's Secret Catalogue and online at www.VictoriasSecret.com. Bath & Body Works products are available in over 1,100 stores. Intimate Brands' total 1998 sales were $3.9 billion.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INTIMATE BRANDS, INC.

                              By: /s/ Philip E. Mallott
                                  ------------------------------
                                  Philip E. Mallott
                                  Vice President Finance and
                                  Chief Financial Officer

Dated: July 28, 1999


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